 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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WEST BANCORPORATION, INC.
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WEST BANCORPORATION, INC.

NOTICE OF ANNUAL SHAREHOLDERS' MEETING TO BE HELD APRIL 28, 2011

Dear Fellow Shareholders:

The West Bancorporation, Inc. Annual Meeting of Shareholders will be held in the David L. Miller Conference Center on the second floor of the West Bank building at 1601 22nd Street, West Des Moines, Iowa on Thursday, April 28, 2011, at 4:00 p.m. Central Time.  We will review the progress of the Company and answer questions during the meeting.  If a quorum of shareholders is represented at the meeting, in person or by proxy, the following matters will be presented for votes:

Item 1.	The election of 11 directors nominated in the Proxy Statement to serve as the Board of Directors until the next Annual Meeting and until their successors are elected and have qualified;

Item 2.	To approve, on a non-binding basis, the 2010 executive compensation disclosed in the Proxy Statement;

Item 3.	To ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for West Bancorporation, Inc. for the year ending December 31, 2011; and

The following item, if properly presented at the Annual Meeting, will also be considered, along with any other business properly brought before the meeting:

Item 4.	A shareholder proposal regarding a recommendation concerning director compensation.

The Board of Directors has fixed the close of business on February 28, 2011, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.  A list of shareholders entitled to notice will be available for inspection, upon written request, at the Company's offices at 1601 22nd Street, West Des Moines, Iowa, beginning two business days after this notice is first mailed.

Whether or not you expect to attend the Annual Meeting, in order to make sure your vote is received, please complete and return the enclosed proxy card or vote your proxy electronically via the Internet as instructed on the card.  A prompt response would be appreciated.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to be held on April 28, 2011:

Copies of the documents included in this mailing, the proxy statement, Form 10-K, and summary annual report, are also available at www.snl.com/irweblinkx/docs.aspx?iid=1021570.

We hope you will personally attend the Annual Meeting, and look forward to seeing you there.  Thank you for your interest in the Company.

For the Board of Directors,

 /s/ David R. Milligan

David R. Milligan
Chairman
West Bancorporation, Inc.

March 11, 2011

PROXY STATEMENT

Proxy Statement Table of Contents

WEST BANCORPORATION, INC.

1601 22nd Street
West Des Moines, IA  50266

PROXY STATEMENT
2011 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 28, 2011

"SAFE HARBOR" CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “should,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in the Treasury's Capital Purchase Program; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of other reports made by the Company. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

INTRODUCTION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of West Bancorporation, Inc. (the Board and the Company) of proxies to be used at the Annual Meeting of Shareholders (Annual Meeting). The meeting will be held in the David L. Miller Conference Center at the Company's headquarters, 1601 22nd Street, West Des Moines, Iowa, on April 28, 2011, at 4:00 p.m. Central Time, and at any and all adjournments thereof.  A copy of the Company's 2010 summary annual report to shareholders and Form 10-K containing the annual report to shareholders, including financial statements, accompany this proxy statement.  This proxy statement, form of proxy, and other accompanying materials are first being mailed to shareholders on or about March 11, 2011.

Only shareholders of record at the close of business on February 28, 2011, (Shareholders or Shareholder) are entitled to notice of and to vote at the Annual Meeting.  There were 17,403,882 shares of the Company's common stock outstanding at the close of business on that date, all of which are eligible to vote at the Annual Meeting.  Shareholders are entitled to one vote per share outstanding in their names on the record date on all matters that properly come before the meeting.  A quorum is necessary to conduct business at the Annual Meeting.  A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum.

The three Company sponsored proposals described in this proxy statement are the election of 11 directors, the non-binding vote on 2010 executive compensation, and a vote on ratification of the Company's independent registered public accounting firm. The proxy also contains a shareholder proposal regarding a recommendation concerning director compensation.  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  Accordingly, the 11 nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election will be the duly elected directors.  Votes withheld from any nominee have no legal effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.  Passage of the proposals concerning the 2010 executive compensation, the appointment of the independent registered public accounting firm, and the shareholder proposal require the affirmative vote of a majority of the shares voting on the proposals at the Annual Meeting in person or by proxy.  Abstentions and any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on a proposition, will not be counted for the purpose of determining the number of votes cast.

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If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxies (Messrs. Milligan or Nelson) will use their personal judgment to determine how to vote your shares.  The Company is not aware of any matters to be presented at the Annual Meeting other than the proposals described above.

If the Annual Meeting is adjourned and reconvened, the proxies can vote your shares at the reconvened meeting (within eleven months of the date of your proxy) unless you have revoked your proxy instructions.

If you hold shares through a broker, follow the voting instructions provided by your broker.  If you want to vote in person, a legal proxy must be obtained from your broker and brought to the Annual Meeting.  If you do not submit voting instructions to your broker for the election of the directors, your broker is not permitted to vote in the director election on your behalf.  Your broker is generally permitted to vote your shares in its discretion on all other matters.

Holders of stock in the Company's Employee Savings and Stock Ownership Plan (the Plan) can direct the Trustee of the Plan how to vote the number of shares held in the Plan for the benefit of the holder as of the record date for any matter put to the vote of the shareholders.  If a holder does not provide timely voting directions to the Trustee, then the Trustee shall vote the shares held for the benefit of the holder in the same proportion as those shares of stock held in the Plan for which the Trustee has received proper directions for voting.

A form of proxy is enclosed.  Before the Annual Meeting, you can appoint a proxy to vote your shares of stock by completing and signing the enclosed proxy card and mailing it in time to be received before the Annual Meeting, or by using the Internet (http://www.ilstk.com).  The electronic proxy appointment procedures are designed to confirm your identity and to allow you to give your proxy voting instructions.  If you wish to vote via the Internet, please follow the instructions on the proxy card.

If your proxy is properly signed, returned, and not withdrawn or revoked, then the shares represented thereby will be voted in accordance with your instructions.  IF YOU DO NOT INDICATE A CHOICE FOR ANY PARTICULAR ITEM ON THE PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN, FOR APPROVAL OF THE 2010 EXECUTIVE COMPENSATION DISCLOSED HEREIN, FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AGAINST THE SHAREHOLDER PROPOSAL CONCERNING DIRECTOR COMPENSATION.

If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time prior to the Annual Meeting.  You may revoke a proxy electronically by entering a new vote via the Internet or by filing either a written revocation of the proxy or a duly executed proxy bearing a later date with the Secretary of the Company at the Company's principal office at 1601 22nd Street, West Des Moines, Iowa 50266, Attn: Alice A. Jensen, Corporate Secretary.  You may also withdraw a proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting without voting in person will not serve as the revocation of a proxy.

The Company will bear the cost of solicitation of proxies.  In addition to the use of mail, proxies may be solicited by officers, directors, and employees of the Company, without extra compensation, by telephone, email, facsimile, or personal contact.  It will greatly assist the Company in limiting expense in connection with the Annual Meeting if each Shareholder who does not expect to attend the Annual Meeting will promptly return a signed proxy or vote via the Internet.

PROPOSALS FOR ANNUAL MEETING

Item 1. Election of Directors.  The Bylaws of the Company provide that the number of directors of the Company shall not be less than 5 or greater than 15. The Board currently consists of 14 members.  For reasons explained in the report of the Nominating and Corporate Governance Committee below, the Board has set the number of directors for 2011 at 11. Proxies can not be voted for more than 11 persons.

The term for directors is until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death, or incapacitation.

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The Board recommends a vote FOR the nominees listed in the following table.

Proxies in the accompanying form will be voted FOR the election of the listed individuals, unless contrary instructions are given.  If any nominee or nominees shall become unavailable for election, it is intended that the size of the Board will be reduced accordingly.  Any shareholder has the option to withhold authority to vote for any or all nominees, or to withhold authority to vote for individual nominees.  Votes withheld from any nominee have no legal effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.

Information concerning the nominees, including their ages, year first elected as director, and business experience during the previous five years as of February 28, 2011, is set forth below.  All of the nominees, except Steven K. Gaer and Lou Ann Sandburg, are currently serving as directors of the Company and West Bank.

Name (Age)	Has Served as Director Since	Position with Company and its Subsidiary and/or Principal Occupation
Frank W. Berlin (Age 65)	1995	President, Frank W. Berlin & Associates, West Des Moines, Iowa
Thomas A. Carlstrom (Age 65)	2009	Neurosurgeon, Private practice, Des Moines, Iowa
Joyce A. Chapman (Age 66)	2009	Retired, Des Moines, Iowa
Steven K. Gaer (Age 50)	-	Chief Operating Officer and General Counsel, R&R Realty Group, West Des Moines, Iowa
Kaye R. Lozier (Age 65)	2009	Director of Donor Relations, Community Foundation of Greater Des Moines, Des Moines, Iowa
David R. Milligan (Age 63)	2009	Chairman of the Company
George D. Milligan (Age 54)	2005	President, The Graham Group, Inc., Des Moines, Iowa
David D. Nelson (Age 50)	2010	Chief Executive Officer and President of the Company; Chairman and Chief Executive Officer of West Bank
James W. Noyce (Age 55)	2009	Retired, West Des Moines, Iowa
Robert G. Pulver (Age 63)	1984	President and Chief Executive Officer, All-State Industries, Inc., West Des Moines, Iowa
Lou Ann Sandburg (Age 62)	-	Retired, Clive, Iowa

The particular experiences, qualifications, attributes, and skills that led the Board to conclude that each nominee should serve as a director are as follows.

Frank W. Berlin has served as a director of West Bank since 1995.  Mr. Berlin is President of Frank W. Berlin & Associates, a West Des Moines company specializing in employee benefits.  He has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.  He also has extensive knowledge and experience with executive compensation programs.

Thomas A. Carlstrom has served as a director of West Bank since 1996.  Dr. Carlstrom is a neurosurgeon in private practice in Des Moines.  He has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

Joyce A. Chapman has served as a director of West Bank since 1975.  Ms. Chapman served as an officer of West Bank from 1971 until she retired as Executive Vice President in 2006.  During her career at West Bank, she served in a variety of capacities, covering virtually all aspects of bank administration and operation.  Ms. Chapman is also a board member of the public company American Equity Investment Life Holding Company.  She has extensive knowledge and experience with bank regulation as well as practices and procedures.  She also has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

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Steven K. Gaer is Chief Operating Officer and General Counsel for R&R Realty Group, one of Central Iowa's largest commercial real estate development, management, and investment companies. He has extensive knowledge of commercial real estate financing and underwriting. He is also currently serving as the Mayor of the City of West Des Moines, Iowa, a position he has held since April 2007. Mr. Gaer is currently serving on the following boards: Greater Des Moines Partnership; Choose Des Moines Communities; Metropolitan Planning Organization; Civic Center of Greater Des Moines; and the County Assessor Boards for Polk, Dallas and Warren counties. Mr. Gaer has familiarity with the Central Iowa business and investment communities, which are target constituencies of the Company.

Kaye R. Lozier has served as a director of West Bank since 2005.  Ms. Lozier is the Director of Donor Relations for the Community Foundation of Greater Des Moines.  She is involved in the Des Moines area, serving as chair for the Enterprise Zone Commission.  She has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

David R. Milligan has served as a director of West Bank since 2000.  Mr. Milligan has served as Chairman of the Company since April 2010.  Mr. Milligan joined West Bank in 1980 and served in various capacities, including General Counsel.  He retired as Executive Vice President of the Company, and as Chairman and Chief Executive Officer of West Bank on December 31, 2004.  He served as a director of the Company from 2002 through 2004, and as Vice Chairman of West Bank until December 2006.  He was a self-employed attorney and “Of Counsel” with Ahlers & Cooney, P.C. of Des Moines, Iowa, from March 2007 through February 2009.  Mr. Milligan resumed part-time employment with West Bank in February 2009 and full-time employment in May 2009.  Mr. Milligan was elected interim Chief Executive Officer of the Company and interim Chief Executive Officer and Chairman of West Bank in July 2009 and served in those positions until April 1, 2010.  He then served as Executive Vice President of West Bank from April 1, 2010, through April 30, 2010. He has extensive knowledge of bank regulatory matters, loan portfolio management, corporate governance, and the Central Iowa business and investing communities.

George D. Milligan has served as a director of West Bank since 1994.  Mr. Milligan is President of the Graham Group, Inc., a Des Moines, Iowa-based real estate development and investment company.  He has extensive knowledge of commercial real estate financing and underwriting and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.  He is also a board member of the public company United Fire & Casualty Company of Cedar Rapids, Iowa.

David D. Nelson has served as a director of West Bank since April 2010. Mr. Nelson joined the Company on April 1, 2010 as Chief Executive Officer and President and Chairman and Chief Executive Officer of West Bank. Mr. Nelson has more than 25 years experience in commercial banking.  Prior to joining the Company he was President, Southeast Minnesota Business Banking and President, Wells Fargo Bank Rochester in Rochester, Minnesota.  He has strong backgrounds in customer relationship building, credit, and leadership development.

James W. Noyce has served as a director of West Bank since July 2009.  Mr. Noyce has nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer of FBL Financial Group, Inc. and Farm Bureau Financial Services Companies from January 2007 through April 2009, and Chief Financial Officer from January 1996 through December 2006.  Prior to that, Mr. Noyce held various positions with FBL Financial Group, Inc. and Farm Bureau Financial Services Companies, including Controller and Vice President.  He served on the Advisory Committee to Farm Bureau Bank for approximately seven years until May 2009.  Mr. Noyce served as the Senior Advisor and Major Gifts Officer for Drake University Athletics from August 2009 to November 2010.  Mr. Noyce is a board member of the public company United Fire & Casualty Company of Cedar Rapids, Iowa.  He is also a board member of the registered investment company Berthel Fisher Financial Services, Inc. of Marion, Iowa. He is an audit committee financial expert and serves as chair of the Audit Committee.  Mr. Noyce is a Certified Public Accountant (inactive), a Fellow of the Casualty Actuarial Society, and an Associate of the Society of Actuaries.

Robert G. Pulver has served as a director of West Bank since 1981.  He has also served as Vice Chairman of the Board since July 2009.  Mr. Pulver is the President and Chief Executive Officer of All-State Industries, Inc., an industrial rubber products manufacturer, which he founded and has operated for 35 years.  He is also a board member of the public company The Summit Group of Sioux Falls, South Dakota. He has extensive knowledge of and familiarity with the Central Iowa business and investing communities, which are target constituencies of the Company.

Lou Ann Sandburg served as Vice President of Investments at FBL Financial Group, a publicly traded financial services company located in West Des Moines, Iowa, from 1998 until her retirement in 2008. From 1980 through 1998, Mrs. Sandburg managed various fixed-income portfolios at FBL. Mrs. Sandburg is a board member of the registered investment company Berthel Fisher Financial Services, Inc. of Marion, Iowa. She is a Chartered Financial Analyst.

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As noted above, with the exception of Joyce A. Chapman, who is a director of American Equity Investment Life Holding Company, George D. Milligan who is a director of United Fire & Casualty Company, James W. Noyce, who is a director of United Fire & Casualty Company and Berthel Fisher Financial Services, Inc., Robert G. Pulver, who is a director of The Summit Group, and Lou Ann Sandburg who is a director of Berthel Fisher Financial Services, Inc., none of the other above nominees hold a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act or registered as an investment company under the Investment Company Act of 1940.  Additionally, those are the only directorships which require disclosure that have been held by the nominees in the past five years.

None of the nominees for director have any family relationship with any other nominees or with any executive officers of the Company.

None of the nominees for director have been involved in any legal proceedings during the past ten years that require disclosure.

Item 2. Approve the 2010 Compensation of the Company's Named Executive Officers. Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, requires the Company, as an entity that has received financial assistance through the United States Treasury's Troubled Asset Relief Program (TARP), to permit a separate shareholder vote to approve, on a non-binding basis, the 2010 compensation of executives as disclosed in the Executive Compensation section of this proxy statement. This shareholder vote shall not be binding on the Board and may not be construed as overruling any decision of the Board or creating or implying any additional fiduciary duty by the Board or as restricting or limiting the ability of shareholders to make future proposals for inclusion in proxy materials related to executive compensation.  The Company believes that its executive compensation programs, as explained in the Executive Compensation section of this proxy statement, are straight forward and reasonable. As explained in the Compensation Discussion and Analysis, the general objectives and important factors for the Company's executive compensation program include significant emphasis on the long-term success of the Company through long-term performance of its executives. The Board has previously approved the 2010 compensation.

The Board recommends a vote FOR approval of the 2010 executive compensation.  Proxies in the accompanying form will be voted FOR approval of the 2010 executive compensation unless contrary instructions are given.

Item 3. Ratify the Appointment of Independent Registered Public Accounting Firm.  The Audit Committee of the Company's Board of Directors has selected the accounting firm of McGladrey & Pullen, LLP, independent certified public accountants, as the independent registered public accounting firm for the Company for the year ending December 31, 2011.  McGladrey & Pullen, LLP will conduct the audit examination of the Company and its subsidiary for 2011.  McGladrey & Pullen, LLP was also the independent registered public accounting firm and performed the Company's audit for the years ending December 31, 2010 and 2009.  The Company is asking its shareholders to ratify the appointment of McGladrey & Pullen, LLP.  For a description of the fees for services rendered by McGladrey & Pullen, LLP for 2010 and 2009, and a description of the Company's policy regarding the approval of independent registered public accountants' fees, see the section of this report titled “Independent Registered Public Accounting Firm.”

Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the shareholders.  In the event the shareholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding McGladrey & Pullen, LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011.  Proxies in the accompanying form will be voted FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011, unless contrary instructions are given.

Shareholder Proposal

We received the shareholder proposal set forth in Item 4. The Board disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which is presented in the form received from the shareholder. For the reasons set forth after this proposal, the Board recommends a vote AGAINST Item 4.

Item 4. Shareholder Proposal regarding Director Compensation. The Company received the following shareholder proposal from Frank Hayer, 27253 Raccoon Ridge, Adel, IA. According to information provided to the Company by Mr. Hayer, Mr. Hayer owns approximately 1,500 shares of Company common stock, has held these securities for at least one year, and intends to hold these securities through the date of the Annual Meeting. Mr. Hayer's proposal is as follows:

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RESOLVED: That stockholders of West Bancorporation, Inc. urge the Board of Directors to take a temporary 50% reduction in their fees, until the senior preferred stock issued to the U.S. Department of Treasury has been redeemed and common stock dividends are reinstated.

Shareholder's Statement Supporting Item 4:

Directors are elected to represent the interests of the stockholders and to review and approve the policies of the management of a corporation. Stockholders are not involved in the management of the corporation and rely on directors to make decisions to safeguard their investment. For their service, the thirteen Directors of West Bancorporation, Inc. are compensated by fees. Stockholders are compensated not by fees but instead by dividends received from the profits of the company and by the increase in the value of the shares.

Since 2001, the price of a share in West Bancorporation has declined significantly. Large losses from commercial real estate and other loans made it necessary for the Company to receive financial assistance from the federal government. Top management was replaced, management bonuses were reduced, and to improve its financial condition dividends to stockholders were eliminated entirely. Director's fees, however, were untouched and amount to nearly $30,000 per year per director.

This proposed reduction in Director's fees will contribute to the restoration of the Company's financial condition and match sacrifices from management and the approximately two thousand stockholders.

I urge stockholders to vote for this proposal.

The Board recommends a vote AGAINST Item 4 for the following reasons:

During the last three years, the Board has made substantial personal sacrifices for the Company due to its very active efforts on behalf of the shareholders to work with management to mitigate the negative impacts of the historic financial crisis and recession and two major frauds on the Company. As an example, Mr. Wahlig assumed the position of Chairman of the Board, which was formerly a management position, and contributed substantial time to the day-to-day operations of the Company. He was not paid for his extraordinary contributions. Several other independent Board members were extensively involved in the time consuming processes that culminated in Mr. Nelson becoming the new chief executive officer during 2010. At the direction of the Board, substantial changes in management, operations, and corporate governance have been made and are continuing. As described in this Proxy, the annual report to Shareholders, and the Company's Form 10-K, substantial positive results generated by the joint efforts of the Board and management are now being demonstrated and even better results are anticipated in the foreseeable future. For example, the Company has returned to consistent profitability since the second quarter of 2009. A common stock dividend was paid in December 2010. The Company has publicly stated that it hopes to resume quarterly dividends in 2011 and that it anticipates redeeming the Treasury's preferred stock before the end of 2013.

Adequate compensation is necessary in order for the Company to be able to recruit and retain quality directors. The Company's director selection criteria ensure that members of the Board are accomplished people who have substantial demands on their time. New federal statutes and regulations enacted in the last decade have substantially increased the activities and responsibilities of independent directors. The Company cannot function without independent directors. Directors' workloads (e.g., meetings, preparation, and education) have also increased significantly during the last several years. The amount of director compensation paid by the Company is well within the range of compensation paid by comparable companies. Directors' compensation is not a material cost to the Company. Only non-management directors are compensated and their number will decrease from ten to nine in 2011. Two of the director nominees are new to the Board and have not previously been involved in the Company's affairs. The proposal would not “contribute to the restoration of the Company's condition” as indicated by Mr. Hayer. If the Board adopted the proposed recommendation, the reduction in director compensation would not be sufficient to pay a one-time dividend of one penny per share or contribute in any material way to the redemption of the Treasury's preferred stock.

The Company met with Mr. Hayer and his legal counsel concerning the proposal. Mr. Hayer explained his position by saying he believed the Directors should make additional sacrifices. In addition to the efforts described above, the existing Directors own 398,119 shares of Company stock. They have experienced the same financial impacts as all other shareholders while continuing to work to achieve better results for all shareholders in the future. The Company does not believe additional director sacrifices are warranted or in the best interests of all the shareholders.

For the foregoing reasons, the Board recommends a vote AGAINST approval of the shareholder proposal. Proxies in the accompanying form will be voted AGAINST approval of the shareholder proposal unless contrary instructions are given.

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Other Matters.  Management does not know of any other matters to be presented at the Annual Meeting, but should other matters properly come before the Annual Meeting, the proxies will vote on such matters in accordance with their best judgment.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Leadership Structure

Prior to July 15, 2009, the positions of Chief Executive Officer and Chairman of the Board had been combined throughout the entire history of the Company.  At that time, however, the Board determined that having a non-chief executive officer director serve as Chairman of the Board would be in the best interests of shareholders.  The Board intends to maintain the leadership structure of a non-chief executive officer chairman for at least the foreseeable future.  The Board and its Nominating and Corporate Governance Committee believe that this structure will continue to be particularly useful in providing consistent oversight and strategic direction to the Company.  The Board does not intend to micro-manage the Company and expects Mr. Nelson to take the lead in developing strategic plans and day-to-day leadership and performance of the Company.  The Board intends to periodically review its leadership structure and make changes as dictated by the circumstances and the best interests of the shareholders.

Board's Role in Risk Oversight

The Company's Board has historically performed its risk oversight function primarily through its three standing committees (Audit, Compensation, and Nominating and Corporate Governance), which report to the whole Board and are comprised solely of independent directors. In 2010, the Board established a Risk Committee to more formalize Board involvement in risk management. The Committee is comprised of both independent directors and members of senior management, including Mr. Olafson, the newly hired Chief Risk Officer. The Board will evaluate making the Risk Committee a standing committee going forward and creating a charter for the Committee. The Board also uses an Executive Committee comprised of four independent directors, the Chairman, and the Chief Executive Officer for updates and consultations on an as needed basis.  This structure has provided greater day-to-day Board awareness of policy and operational issues at the Company.

The Board's Audit Committee, which also functions as West Bank's Audit Committee, is charged with reviewing with management the Company's financial, credit, market, liquidity, reputation, transaction, and operational risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.  These reviews are completed at least annually.  The Audit Committee receives quarterly reports of the securities in West Bank's investment portfolio.  In addition, the Audit Committee has quarterly executive sessions with both the independent and internal auditors concerning any topic of concern to the auditors.  Internal auditing is done by an independent public accounting firm retained by the Audit Committee.  The Audit Committee also retains and receives an annual report from an independent public accounting firm employed specifically to review West Bank's Trust Department.

The Compensation Committee is charged in its charter with at least annually reviewing all compensation policies, practices, and plans of the Company to determine whether they encourage excessive risk-taking or pose any other threat to the safety and soundness of the Company or its subsidiary or are otherwise inconsistent with the shareholders' long-term best interests.  The Committee also meets at least every six months with senior officers to determine whether any unnecessary or excessive risks are posed by the compensation programs.

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West Bank's Directors Loan Committee, which includes four independent Company directors and the Chairman, considers and approves or declines all credit relationships greater than $5 million.  A majority of the independent directors must be present to constitute a quorum of that committee.  This committee also reviews West Bank's “watch list” of classified loans at its monthly meetings.  The watch list information and a report from West Bank's President are also provided to the full bank board, which presently consists of the full West Bancorporation Board except Mr. Crowley, at each of its ten meetings held during the year.

Representatives of the West Bank Board receive, review, and must sign all bank regulatory examination reports.

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The Board currently has fourteen directors and will have eleven directors after the Annual Meeting.  The Board has determined that the following ten existing directors are “independent” as defined by the Nasdaq Listing Rule 5605(a)(2) and Item 407 of Regulation S-K.

Frank W. Berlin
Thomas A. Carlstrom
Joyce A. Chapman
Orville E. Crowley
Kaye R. Lozier
George D. Milligan
James W. Noyce
Robert G. Pulver
Jack G. Wahlig
Connie Wimer

The Board has also determined that Steven K. Gaer and Lou Ann Sandburg would be independent directors, if elected.

In 2010, the Board held four regularly scheduled quarterly meetings, one organizational meeting, five special meetings, and several Executive Committee meetings.  Each director is required to attend at least 75 percent of the full Board meetings and the meetings of any committees on which the director serves.  This requirement was satisfied by all directors. Board members are encouraged to attend the Annual Shareholders' Meeting, and all Board members attended the 2010 Annual Meeting, except Mr. Pulver.

The Board has established the following standing committees:

Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee

The Board has adopted written charters for each standing committee.  The charters may be seen on the Investor Relations, Corporate Governance section of the Company's website (www.westbankiowa.com).  The membership and primary responsibilities of the committees are described below.  The 2010 report of each committee follows its description.

Consistent with the Nasdaq Listing Rules, the independent directors have executive sessions where only the independent directors are present as part of each regularly scheduled quarterly Board meeting.  During 2010, the independent directors met in executive session more than four times.

Audit Committee.  The members of the Audit Committee are James W. Noyce, Chair, Joyce A. Chapman, George D. Milligan, and Jack G. Wahlig.  Messrs. Noyce and Wahlig are “financial experts” as defined in the Sarbanes-Oxley Act of 2002 and related regulations.  The Committee selects the independent auditors; reviews with the independent and internal auditors the plan, scope, and results of the auditors' services; approves their fees; and reviews the Company's financial reporting and internal control functions and risk assessment.  Additionally, the Committee reviews all policies of the Company and its subsidiaries, except the West Bank loan and trust policies, prior to submission of the policies to the Board for approval.  The Committee has authority to retain special legal, accounting, or other consultants as it deems appropriate or necessary. The Committee also performs the other duties set forth in its charter.  The Committee is prepared to meet privately at any time at the request of the independent registered public accountants or members of management to review any special situation arising on any of the above subjects.  The Audit Committee reviews its charter at least annually and recommends changes when deemed necessary.  The Audit Committee met four times during 2010.  George D. Milligan and James W. Noyce are members of the Audit Committee who also serve on the audit committee of another listed company (United Fire & Casualty Company).

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Audit Committee Report

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee hereby states as follows:

•	It has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2010, with management;

•
It has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
It has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence;

•
Based on the review and discussions referred to immediately above, it recommended to the Board that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2010, for filing with the SEC;

•	It has reviewed and approved or ratified all related party transactions between the Company and its directors; and

•	The Board has approved the Audit Committee Charter.

The undersigned members of the Audit Committee have submitted this report.

James W. Noyce, Chair
Joyce A. Chapman
George D. Milligan
Jack G. Wahlig

Compensation Committee.  The Compensation Committee consists of Robert G. Pulver, Chair, Frank W. Berlin, Thomas A. Carlstrom, and Orville E. Crowley, each of whom is an independent director.  The Compensation Committee annually reviews the Company's compensation and benefit programs, including compensation for the named executive officers.  The Committee makes compensation recommendations to the Board concerning amounts and the form of executive and director compensation.  The independent directors of the Board determine the compensation.  The Committee has authority to retain consultants and advisors, which it does periodically.  The Committee did not use a compensation consultant in 2010.  The Committee may delegate any of its authorities to a sub-committee.  The Committee usually considers input from the executive officers concerning executive and other compensation, but is not required to do so.  The Committee has not relied on substantial executive input concerning named executive officer compensation during the last two years.  The Committee is required to meet at least semi-annually.  It met six times during 2010.  The functions of the Committee are detailed at length in its charter, which may be viewed on the Company's website (www.westbankiowa.com) under Investor Relations, Corporate Governance.  Additional details about the Committee's processes and procedures are discussed in the Compensation Discussion and Analysis below.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified above. No Committee members have ever been officers or employees of the Company. On September 30, 2010, West Bank sold a foreclosed country club to a limited partnership in which a Company director, Mr. Pulver, owns a one-third interest. The sale was completed after a substantial marketing effort. The accepted offer was the most advantageous alternative presented to West Bank. The purchase price was $4,900,000. Mr. Pulver recused himself from any involvement on behalf of West Bank concerning the sale.

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Compensation Committee Report

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Compensation Committee hereby states as follows:

•	It has reviewed and discussed the Compensation Discussion & Analysis with management, and

•
Based on the review and discussion referred to immediately above, it recommended to the Board that the Compensation Discussion & Analysis be included in the Company's annual report on Form 10-K and this proxy statement.

As required by the Emergency Economic Stabilization Act of 2008, as amended, the Compensation Committee certifies that during 2010 and subsequently as required:

•
It reviewed with senior risk officers the senior executive officer (SEO) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

•	It reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

•
It reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Company's compensation plans for its SEOs are detailed in written employment agreements between the Company and the SEOs.  Mr. Nelson's employment agreement provides for a set salary ($275,000), a potential annual bonus, and perquisites, including a one-time recruitment bonus of $125,000 paid in 2010.  The agreements with Messrs. Gulling and Winterbottom provide for stated base salaries (currently $225,000), potential annual bonuses, and perquisites.  The largest bonus ever awarded to either Messrs. Gulling or Winterbottom was $91,000.  No bonuses were awarded for 2009 and 2010. Base salaries were increased by $15,000 during 2010.  Mr. Olafson's employment agreement provides for a set salary ($210,000), a potential annual bonus, and perquisites, including a one-time recruitment bonus of $30,000 paid in 2010. The Committee anticipates a return to incentive bonus targets and perhaps grants of long-term restricted stock pursuant to the Company's Restricted Stock Compensation Plan as part of the 2011 executive compensation program.  The Compensation Committee does not believe that the SEO compensation plans have in any material way encouraged any officer to take unnecessary or excessive risks that threaten the value of the Company.  The Company's compensation plan for non-SEO employees consists of salary, potential performance bonus, a holiday bonus of two percent of salary, and standard benefits, including 401(k) match and a contingent profit sharing plan contribution.  The Compensation Committee does not believe that the non-SEO compensation plans create any material unnecessary risk for the Company or encourage the manipulation of reported earnings to enhance the compensation of any employee.

The undersigned members of the Compensation Committee have submitted this report.

Robert G. Pulver, Chair
Frank W. Berlin
Thomas A. Carlstrom
Orville E. Crowley

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee members are Frank W. Berlin, Chair, Kaye R. Lozier, Robert G. Pulver, and Connie Wimer, all of whom are independent directors.  During 2010, the Nominating and Corporate Governance Committee met six times.  This Committee makes recommendations to the Board regarding the composition and structure of the Board and nominations for election of directors, including the director nominees proposed in this proxy statement.  It develops policies and processes regarding principles of corporate governance in order to ensure the Board's compliance with its fiduciary duties to the Company and its shareholders, including establishment and periodic review of a code of ethics and conduct for all directors and employees.  This Committee will consider, as part of its nomination process, any director candidate recommended by a Shareholder who follows the procedures shown under the heading “2012 Shareholder Proposals.”

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The Nominating and Corporate Governance Committee follows the process described below when identifying and evaluating nominees to the Board:

Procedures for identifying candidates:

a)	Review current directors of the Company;

b)	Review current directors of the Company's banking subsidiary, West Bank;

c)	Solicit input from existing directors and executive officers; and

d)	Review submissions from Shareholders, if any.

The following criteria will be considered when evaluating nominee candidates:

a)	Composition

The Board should be composed of:

1.	Directors chosen with a view to bringing to the Board a variety of experiences and backgrounds;

2.	Directors who have high-level managerial experience or are accustomed to dealing with complex challenges; and

3.
Directors who will represent the balanced, best interests of the Shareholders as a whole rather than special interest groups or constituencies, while also taking into consideration the assessment of overall composition and needs of the Board.

A majority of the Board's directors shall be independent directors under the criteria for independence as stated by the SEC and Nasdaq.

b)	Selection Criteria

In considering possible candidates for nomination as an independent director, the Committee and other directors consider the following general guidelines and criteria:

1.
Each director should be of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting, and have a reputation for working constructively with others;

2.	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

3.	Each director should be free of any conflict of interest that would interfere with the proper performance of the responsibilities of a director; and

4.
The chief executive officer is expected to be a director.  Other members of senior management may be nominated to be directors, but Board membership is not necessary or a prerequisite for senior executive positions.

Nominating and Corporate Governance Committee Report

During 2010, the Committee conducted an extensive process to identify additional potential independent directors both for the Company and West Bank. When Messrs. Wahlig and Crowley and Ms. Wimer announced that they wished to retire from Board service as of the 2011 Annual Meeting, the Committee was prepared to recommend two potential nominees (Ms. Sandburg and Mr. Gaer) to the Board.

The Committee also reviewed the existing Board composition giving specific attention to the questions of the desirable size of the Board and how many insiders should be on the Board. After considerable analysis, the Committee decided that it was interested in adopting a model of having only one member of management, the chief executive officer, on the Board in order to more clearly differentiate the roles of the Board and management. Messrs. Gulling and Winterbottom were consulted and concurred with this governance approach. The Board expects all of the named executive officers to participate in Board meetings. In addition, the Committee decided to reduce the size of the Board to eleven directors from fourteen. The full Board adopted the Committee's subsequent recommendations.

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The Committee evaluated the qualifications and performance of each of the other members of the Board. In its evaluation, the Committee compared each of the current non-retiring directors to the qualifications and characteristics of a director set forth in the Committee's charter.  The Committee then polled each director to determine his or her willingness to stand for re-election and determined that each was willing to continue service.  Based on the foregoing, the Committee recommended to the Board that Frank W. Berlin, Thomas A. Carlstrom, Joyce A. Chapman, Kaye R. Lozier, David R. Milligan, George D. Milligan, David D. Nelson, James W. Noyce, and Robert G. Pulver should be nominated for re-election to the Board at the Annual Meeting. The Board accepted the recommendation.

The Committee has historically considered diversity in its director nomination process without a formally developed policy.  The Committee anticipates that it will continue to consider diversity expansively to include differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes as well as characteristics such as race, gender, and national origin.

During 2010, the Committee reviewed its charter and no changes were recommended to the Board.  The charter may be reviewed on the Company's website (www.westbankiowa.com) under Investors Relations, Corporate Governance.  The Committee also reviewed the Company's Code of Conduct and recommended no changes to the Board.  The Code of Conduct may also be reviewed on the Company's website.

The undersigned members of the Nominating and Corporate Governance Committee have submitted this report.

Frank W. Berlin, Chair
Kaye R. Lozier
Robert G. Pulver
Connie Wimer

2010 Directors' Compensation

Directors of the Company received an annual retainer of $8,000, payable quarterly, plus $500 per regular meeting (board and committee) or $600 for Audit Committee meetings.  If a committee meeting was on the same day as a regular board meeting, the fee paid for attending both meetings was $600 for an Audit Committee meeting and $500 for any other committee meeting.  Chairman Milligan also received a monthly fee of $5,000 beginning in May 2010 for his service as Chairman of the Board. He maintains an office at the Company's headquarters and works regular office hours on Board matters and special assignments for West Bank. Directors of the Company who also served as directors of West Bank received fees of $450 for each West Bank board meeting attended (ten meetings held) plus an annual retainer of $6,500, $500 for loan committee meetings attended, and $400 for other committee meetings attended.  Company employees do not receive directors' fees.

The Chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive an additional meeting fee of $100.

Directors of the Company are eligible to receive grants of restricted stock under the Restricted Stock Compensation Plan.  However, no awards have ever been made under the Plan.

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The following table sets forth all compensation earned or paid to the directors for services rendered in the fiscal year ended December 31, 2010.

Name	Fees Paid by Company	Fees Paid by Subsidiary	All Other Compensation (1)	Total
Frank W. Berlin	$19,900	$17,000	$—	$36,900
Thomas A. Carlstrom	13,500	17,600	1,710	32,810
Joyce A. Chapman	17,200	11,500	—	28,700
Orville E. Crowley	15,000	4,250	3,516	22,766
Kaye R. Lozier	14,500	13,550	—	28,050
David R. Milligan	46,833	11,483	—	58,316
George D. Milligan	17,100	16,500	400	34,000
James W. Noyce	16,100	12,250	—	28,350
Robert G. Pulver	19,000	15,550	480	35,030
Jack G. Wahlig	16,100	11,450	480	28,030
Connie Wimer	17,100	11,050	1,171	29,321

(1)	All other compensation consists of fees normally charged by the West Bank Trust Department, which were waived for directors.

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Security Ownership of Certain Beneficial Owners and Executive Officers

The following table contains the shares of common stock beneficially owned by each director and named executive officer listed in the Summary Compensation Table, and all directors and executive officers of the Company and subsidiaries (including named executive officers) as a group.  The ownership information is as of February 28, 2011.

Name	Shares Beneficially Owned (1) (2)	Percent of Total Shares Outstanding
Frank W. Berlin	50,856	*
Thomas A. Carlstrom	37,997	*
Joyce A. Chapman (3)	—	*
Orville E. Crowley (4)	133,258	*
Douglas R. Gulling	19,548	*
Kaye R. Lozier	2,920	*
David R. Milligan	22,959	*
George D. Milligan	3,500	*
David D. Nelson	4,740	*
James W. Noyce	3,000	*
Harlee N. Olafson	429	*
Robert G. Pulver (5) (6)	72,845	*
Jack G. Wahlig	4,000	*
Connie Wimer	28,848	*
Brad L. Winterbottom	13,648	*
Executive officers and directors as a group (15 persons)	398,548	2.29%
*Indicates less than 1% ownership of outstanding shares.

(1)
Shares “beneficially owned” include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home address as such individual, as well as other shares with respect to which the named individual has or shares voting or investment power.  Beneficial ownership may be disclaimed as to certain of the shares.

(2)
Except as otherwise indicated in the following notes, each named individual owns his or her shares directly, or indirectly through a self-directed IRA or the Company's Employee Savings and Stock Ownership Plan, and has sole investment and voting power with respect to such shares.

(3)	Ms. Chapman disclaims any beneficial ownership of 28,224 shares held in her spouse's name.

(4)	Mr. Crowley disclaims any beneficial ownership of 297,675 shares held in his spouse's name.

(5)	Mr. Pulver disclaims any beneficial ownership of 6,614 shares held in his spouse's name.

(6)	Mr. Pulver's shares include 59,875 shares that are pledged as loan collateral.

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Other Beneficial Owners

The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than five percent of the Company's common and preferred stock.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding

Common stock:

The Jay Newlin Trust 6165 NW 86th Street Johnston, IA 50131	1,041,952	5.99%

American Equity Investment Life Holding Company 6000 Westown Parkway West Des Moines, IA 50266	1,440,592	8.28%

Preferred stock:

U.S. Department of the Treasury 1500 Pennsylvania Avenue, NW Washington, D.C. 20220	36,000	100.00%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than ten percent of the Company's common stock file initial reports of ownership and reports of changes of ownership with the SEC and Nasdaq.  Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  The Company has not received any Section 16(a) form indicating that any one person owns more than ten percent of the Company's stock and the Company does not know of any one shareholder who owns more than ten percent of the Company's stock.  Based solely on its review of the copies of Section 16(a) forms received from its directors and executive officers and written representations that no other reports were required, the Company believes that all Section 16(a) reports applicable to its directors and officers during 2010 were filed.

Change in Control Agreements

The Company does not know of any arrangements or pledges that would result in a future change in control of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

 The Company's compensation program for its named executive officers has the following general objectives:

•	Create shareholder value by attracting and retaining outstanding and motivated executives who substantially contribute to the long-term success of the Company;

•	Provide fair market rate total executive compensation for successfully implementing the Company's objectives and assisting the Board in developing and implementing profitable strategic plans;

•
Ensure that incentive compensation arrangements appropriately link rewards to longer-term performance that advances the best interests of the shareholders and the safety and soundness of the Company; and

•	Align the long-term best interests of the Company, its shareholders, and its executives.

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Important factors considered by the Compensation Committee while pursuing the compensation objectives include:

•	The multi-year financial performance of the Company, and

•
Demonstrated leadership, commitment, community involvement, overall quality of contribution to the strategic success and soundness of the Company, and the advancement of the shareholders' best overall interests.

With these objectives and factors serving as a foundation, West Bancorporation seeks to reward the achievement of long-term positive financial results, leadership, innovation, and entrepreneurship by its named executive officers.

The Company has historically favored annual performance-based cash compensation rather than deferred cash or equity compensation. A material aspect of that preference was that the overall compensation levels for the named executive officers were sufficiently conservative that the Board believed it was fair to pay all bonuses in cash so the executives could have immediate use of the funds. Before 2009, annual compensation for the named executive officers consisted of base salary, cash incentive bonuses, and traditional executive benefits, including profit sharing through the Company's Employee Savings and Stock Ownership Plan. No incentive compensation was paid to the named executive officers for 2009 or 2010. No profit sharing was paid to any employees for 2009. Going forward and dependent on sustained substantial profitability, the Company anticipates using restricted stock incentive compensation for at least part of its executive and director compensation programs in order to further synchronize the long-term interests of the Company's major stakeholders. The Company would have used some restricted stock compensation in 2010 if its Restricted Stock Compensation Plan had been available.

Mr. Nelson's current annual base salary is $275,000, which was established in his initial employment agreement upon joining the Company in April 2010. He was also paid $125,000 as a recruitment bonus for leaving his prior employment and joining the Company. Messrs. Gulling's and Winterbottom's annual base salaries were increased from $210,000 to $225,000 effective September 1, 2010. Mr. Olafson's current annual base salary is $210,000 and was negotiated during his recruitment. He was paid $30,000 in consideration of leaving his previous employment and joining the Company. The current employment agreements provide for a potential incentive bonus for Mr. Nelson of up to 50% of base salary and up to 40% of base salary for the other named executive officers.

The Company could not use its Restricted Stock Compensation Plan in 2010 due to terms in the Treasury's securities purchase agreement for the TARP. West Bancorporation, however, will be able to use the Plan at least by January 1, 2012. Without access to the Plan in 2010, West Bancorporation could not pay bonuses to Messrs. Gulling and Winterbottom because they are two of the company's five most highly compensated employees. The Compensation Committee did not recommend 2010 incentive bonuses for Messrs. Nelson or Olafson, which could have been paid in cash, due to the other compensation paid them in 2010 and their part-year service. If West Bancorporation's financial performance continues to improve materially through 2011, the Compensation Committee will likely consider some named executive officer incentive compensation to be paid in 2012 for 2011 service.

The Company's process for determining named executive officer compensation is that the independent directors of the Board make the ultimate compensation determinations, as allowed by Nasdaq Listing Rule 5605(d), after recommendations by the Board's Compensation Committee. The Committee considers whether the Company's compensation programs are adequately competitive with other local financial service businesses and monitors the financial performance of the Company and the overall contributions of the senior executives. The Compensation Committee members have direct knowledge about executive compensation and performance in the Company's market areas. The Committee has previously used peer group analysis and compensation consultants while working on executive compensation. However, neither peer group analysis nor a consultant was used during the last few years. The Compensation Committee anticipates retaining a compensation consultant as part of its 2011 efforts.

Base salaries for Messrs. Nelson and Olafson were determined by negotiations during the 2010 recruitment processes. The executive recruiter used during the chief executive officer search provided some information about typical chief executive compensation packages for institutions similar to the Company. The Company did not find its current executive compensation program to be a limiting factor during its executive searches. The base salaries for Messrs. Gulling and Winterbottom were determined for 2010 by the terms of their prior employment agreements. Mr. Milligan received a negotiated base salary until his resignation from the position of interim chief executive officer on April 1, 2010. The employment agreements of Messrs. Gulling and Winterbottom were amended on August 27, 2010, to replace contractually required grants of $30,000 of long-term restricted stock with $15,000 salary increases. Base salaries under the agreements are reviewed at least annually by the Compensation Committee and may be increased, but not decreased, by the Board. Base salaries were not increased for 2011.

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Relocation expenses were paid by West Bank for Messrs. Nelson and Olafson. The details of all other compensation paid to the named executive officers for 2010 are presented in the table below. The items of “all other compensation” are detailed in the table and footnote number two. This compensation was paid pursuant to terms in employment agreements or because it was part of employee benefit programs for all employees. Messrs. Nelson and Olafson did not receive profit sharing contributions for 2010, and Mr. Olafson did not receive a 401(k) match due to their partial year of service.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to those serving as Chief Executive Officer, Chief Financial Officer, and other executive policy making officers of the Company for services rendered in the year ended December 31, 2010.  These gentlemen were the Company's Named Executive Officers during 2010.

In 2010, West Bank, rather than the West Bancorporation, paid Messrs. Milligan, Nelson, Gulling, Olafson, and Winterbottom.

Name and Principal Positions	Year	Salary	Bonus		Non-Equity Incentive Plan Compensation (1)	All Other Compensation (1) (2)	Total
David R. Milligan (3)	2010	$102,715	$—		$—	$4,964	$107,679
Interim Chief Executive Officer of the Company;	2009	163,611	—		—	7,402	171,013
Interim Chairman and Chief Executive Officer of
West Bank

David D. Nelson	2010	$203,078	$125,000	(4)	$—	$50,750	$378,828
President and Chief Executive Officer of the Company;
Chairman and Chief Executive Officer of West Bank

Douglas R. Gulling	2010	$214,789	$—		$—	$18,603	$233,392
Executive Vice President and Chief Financial Officer	2009	210,000	—		—	39,797	249,797
of the Company;	2008	210,000	4,200	(5)	—	16,915	231,115
Director and Chief Financial Officer of West Bank

Harlee N. Olafson	2010	$84,000	$30,000	(4)	$—	$15,877	$129,877
Executive Vice President and Chief Risk Officer
of the Company;
Executive Vice President and Chief Risk Officer
of West Bank

Brad L. Winterbottom	2010	$214,789	$—		$—	$22,042	$236,831
Executive Vice President of the Company;	2009	210,000	—		—	41,332	251,332
Director and President of West Bank	2008	210,000	4,200	(5)	—	22,573	236,773

(1)	Amounts are shown in the year accrued.

(2)
Consists entirely of contributions made by the Company on behalf of the Named Executive Officer to the Company's Employee Savings and Stock Ownership Plan (including 401(k) matches for all years and profit sharing contributions for 2008 and 2010) except for the following amounts for 2010, 2009, and 2008, respectively, which represent premiums on group term life insurance coverage: Milligan - $858 and $858; Nelson - $250; Gulling - $1,407, $1,367, and $1,367; Olafson - $0; and Winterbottom - $747, $731, and $731; club dues: Milligan - $0 and $0; Nelson - $3,655; Gulling - $2,160, $2,730, and $850; Olafson - $0; and Winterbottom - $6,259, $7,001, and $7,144; paid time off payout in 2009 only: Milligan - $0; Gulling - $26,250; Winterbottom - $24,231; auto allowance: Nelson $4,978; and Olafson $2,620; and payment of relocation expenses: Nelson $36,367; and Olafson $13,257.

(3)	Mr. Milligan served as interim Chief Executive Officer of the Company and West Bank until April 1, 2010, and was Executive Vice President of West Bank from April 1, 2010, until April 30, 2010.

(4)	Consists of a recruitment bonus paid in consideration for joining the Company during 2010.

(5)	Consists of a holiday bonus equal to two percent of annual salary, which is paid to all officers and employees of West Bank.

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Potential Payments Upon Termination or Change in Control

As noted above, Messrs. Nelson, Gulling, Olafson, and Winterbottom have employment agreements with the Company.  The contracts provide for full vesting of all outstanding long-term performance bonuses, unless otherwise precluded by law or TARP restriction, in the event of permanent and full disability, death, a change in control of the Company, or a sale of substantially all of the Company's operating assets. The agreements contain no other severance or change of control benefits.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved McGladrey & Pullen, LLP, an independent registered public accounting firm, as the principal accountant for the Company.  McGladrey & Pullen, LLP, will conduct the audit of the Company and its subsidiary for 2011.  McGladrey & Pullen, LLP was also the principal accountant and performed the audit in 2010.

A representative from McGladrey & Pullen, LLP will be present at the Annual Meeting.  He will have the opportunity to make a statement and will be available to respond to appropriate questions from Shareholders.

Audit Fees

The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2010 and 2009, and fees billed for other services rendered by McGladrey & Pullen, LLP and its associated entity, RSM McGladrey, Inc.

	2010	2009
Audit fees (1)	$219,000	$226,500
Audit-related fees (2)	31,540	29,750
Tax fees (3)	22,260	23,200
All other fees (4)	1,558	—
Total	$274,358	$279,450

(1)
Audit fees represent fees for professional services provided for the audit of the Company's annual financial statements, review of the Company's quarterly financial statements in connection with the filing of current and periodic reports, and reporting on internal controls in accordance with Section 404 of Sarbanes-Oxley.

(2)
Audit-related fees represent the audit of the Company's profit sharing plan, work related to SEC comment letters, agreed upon procedures for student lending, filing of a registration statement, and various items on new or pending accounting pronouncements.

(3)
Tax fees represent fees for professional services related to tax compliance, which included preparation of tax returns and tax advice regarding disposition of a subsidiary, investments, and year-end tax planning.

(4)	All other fees represent fees for consulting related to software installation.

The Audit Committee considered whether the non-audit services provided to the Company by McGladrey & Pullen, LLP and its associated entity, RSM McGladrey, Inc. are compatible with maintaining the independence of McGladrey & Pullen, LLP and concluded that the independence of McGladrey & Pullen, LLP is not compromised by the provision of such services.

The Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent registered public accounting firm prior to engagement.

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GENERAL MATTERS

Transactions with Related Persons

Certain directors of the Company have direct and indirect material interests in loans made by West Bank.  All of the loans were made in West Bank's ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to West Bank or the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.  None of the loans have been classified as nonaccrual, past due, restructured, or potential problem loans.

In accordance with Mr. Olafson's recruitment and employment agreement, the Company purchased his former home in Mankato, Minnesota at its appraised value of $305,000 on November 15, 2010. Mr. Olafson became Executive Vice President and Chief Risk Officer of the Company and West Bank on August 3, 2010.

On September 30, 2010, West Bank sold a foreclosed country club to a limited partnership in which a Company director, Mr. Pulver, owns a one-third interest. The sale was completed after a substantial marketing effort. The accepted offer was the most advantageous alternative presented to West Bank. The purchase price of the property was $4,900,000. Mr. Pulver recused himself from any involvement on behalf of West Bank concerning the sale.

The Audit Committee's charter requires the Committee to review and approve all related party transactions that must be disclosed.  All transactions between the Company or its subsidiaries and any related person, including loans made by West Bank involving $120,000 or more, are reviewed to determine whether all material facts of the transaction are known to the Committee, the transaction complies with known legal requirements, and the transaction is fair to the Company or its subsidiary.  The Audit Committee completed the required review of the fiscal year 2010 related party transactions, and all transactions were approved and ratified.

2012 Shareholder Proposals

In order for any proposals of shareholders to be presented as an item of business at the Annual Meeting of Shareholders of the Company to be held in 2012, the proposal, including any supporting statement, must be received at the Company's principal executive offices no later than November 11, 2011, and be limited to 500 words. To be included in the Company's 2012 proxy statement, the proposal must comply with all requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

Shareholders wishing to recommend names of individuals for possible nomination to the Board may do so according to the following procedures:

1.	Contact the Secretary of the Company to obtain the Board Membership Criteria established by the Board.

2.	Make typewritten submission to the Secretary of the Company naming the proposed candidate and specifically noting how the candidate meets the criteria set forth by the Board.

3.	Submit the recommendation to the Company by 120 days prior to the expected mailing date of the proxy (November 11, 2011).

4.
Prove the person making the recommendation is a shareholder who owns shares with a market value of at least $2,000 and who has held those shares for at least one year at the time the submission is made.

5.	If the person being recommended is aware of the submission, he or she must sign a statement so indicating.

6.	If the person being recommended is not aware of the submission, the submitter must explain why.

The written submission must be mailed to:

Ms. Alice A. Jensen
Corporate Secretary
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266

Proxy Statement Table of Contents

Shareholder Communications

It is the general policy of the Board that management speaks for the Company.  To the extent shareholders wish to communicate with a Company representative, they may do so by contacting Doug Gulling, Executive Vice President and Chief Financial Officer, 1601 22nd Street, West Des Moines, Iowa 50266.  Mr. Gulling may be reached by telephone at 515-222-2300 or by email at dgulling@westbankiowa.com.

The Company has a process for shareholders to send communications to the Board or any of its individual members.  Any shareholder wishing to communicate with one or more Board members should address a written communication to Mr. Gulling at one of the addresses noted above.  Mr. Gulling will forward all shareholder communications to the full Board or its individual members as appropriate.

Form 10-K

The Company has included a copy of its annual report on Form 10-K as filed with the SEC with this proxy statement.  A request for an additional copy should be directed to Alice A. Jensen, Corporate Secretary, West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266 or by calling 515-222-2300. The Company's Form 10-K will also be available on the SEC's website at http://www.sec.gov/edgar/searchedgar/webusers.htm, and through a link at the Investor Relations, SEC Filings section of the Company's website (www.westbankiowa.com).

Delivery of Documents to Shareholders Sharing an Address

In some instances, only one annual report or proxy statement is being delivered to two or more shareholders who share an address.  The Company has not received contrary instructions from any shareholder.  However, the Company will promptly deliver additional copies of its proxy statement, summary annual report, or the annual report on Form 10-K to any shareholder who makes such a request.  Any shareholder who wishes to receive separate copies of these documents in the future may notify Alice A. Jensen, Corporate Secretary, at 1601 22nd Street, West Des Moines, Iowa 50266, or 515-222-2300.  Alternatively, any shareholders sharing an address who are receiving multiple copies of these documents may also notify Ms. Jensen to request delivery of only one copy.

By Order of the Board of Directors,

/s/ Alice A. Jensen

Alice A. Jensen
Secretary
West Bancorporation, Inc.
March 11, 2011

West Bancorporation, Inc.
Annual Meeting of Shareholders Thursday, April 28, 2011 4:00 p.m. 1601 22nd Street, West Des Moines, IA

You can vote in one of two ways: 1) Mail or 2) Internet

IF YOU ARE NOT VOTING BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
IST Shareholder Services 209 West Jackson Boulevard, Suite 903 Chicago, Illinois 60606

If you plan to personally attend the 2011 Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side.
I plan to attend. ☐

DETACH PROXY CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

ATTENTION SHAREHOLDERS
INTERNET VOTING

You can submit your Proxy via the Internet and have your vote recorded.

•	Why use the Internet?

◦	Internet Voting is timelier.

◦	It saves the Company the ever-rising cost of business reply postage.

◦	You can change your vote by re-voting at any time.

◦	It is simple and easy to use.

•	Instructions for Internet Voting can be found on the reverse side.

•	The Internet Voting Website is http://www.ilstk.com

	WEST BANCORPORATION, INC. WEST DES MOINES, IOWA	PROXY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2011
WEST BANCORPORATION, INC.
The undersigned hereby appoints David R. Milligan and David D. Nelson, or either of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of West Bancorporation, Inc. which the undersigned is entitled to vote as of the record date, February 28, 2011, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held in the Conference Center at the headquarters of the Company, located at 1601 22nd Street, West Des Moines, Iowa, on Thursday, April 28, 2011, at 4:00 p.m., Central Time, and any and all adjournments thereof.

PLEASE LIST NAMES	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.
OF PERSONS ATTENDING			FOR	VOTE WITHHELD		FOR	VOTE WITHHELD
	1. Election of Directors:	01 Frank W. Berlin	☐	☐	07 George D. Milligan	☐	☐
		02 Thomas A. Carlstrom	☐	☐	08 David D. Nelson	☐	☐
		03 Joyce A. Chapman	☐	☐	09 James W. Noyce	☐	☐
		04 Steven K. Gaer	☐	☐	10 Robert G. Pulver	☐	☐
		05 Kaye R. Lozier	☐	☐	11 Lou Ann Sandburg	☐	☐
		06 David R. Milligan	☐	☐

2. Approve, on a non-binding basis, the 2010 named executive officer compensation disclosed in the Proxy Statement.
☐ Vote FOR the approval of executive compensation	☐ Vote AGAINST	☐ ABSTAIN
3. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm for 2011.
☐ Vote FOR McGladrey & Pullen, LLP	☐ Vote AGAINST	☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.
4. Approve the shareholder proposal regarding director compensation.
☐ Vote FOR shareholder proposal regarding director compensation	☐ Vote AGAINST	☐ ABSTAIN
5. In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  IF NO DIRECTION IS GIVEN FOR A PARTICULAR MATTER, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; (2) FOR THE APPROVAL OF EXECUTIVE COMPENSATION IN PROPOSAL 2; (3) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 3; (4) AGAINST THE SHAREHOLDER PROPOSAL REGARDING DIRECTOR COMPENSATION IN PROPOSAL 4; AND (5) IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SIGNATURE	DATE	SIGNATURE	DATE
Please sign exactly as name appears on the reverse side.  When shares are held by joint tenants, both should sign.  When signing as administrator, attorney, executor, guardian or trustee, please give full title as such.  If signing as an authorized officer of a corporation, please sign full corporate name and indicate office held.

DETACH PROXY CARD HERE

TO VOTE BY INTERNET
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1. Read the accompanying Proxy Statement.
2.  Visit our Internet voting site at www.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields.  Your Voter Control Number is shown on the other side of this card.

Please note that all votes cast by Internet must be completed and submitted prior to Tuesday, April 26, 2011 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.
If You Vote by INTERNET, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY MAIL
To vote by mail, complete both sides, sign, and date the proxy card. Detach the card and return it in the envelope provided.